                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the amended Quarterly report of Winfield Financial
Group, Inc. (the "Company") on Form 10-QSB/A for the period ending September 30,
2003, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), I, Marc Baker, acting in the capacity as the Chief Executive
Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section 13(a) or 15(d)
       of the Securities Exchange Act of 1934; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
       Company.

/s/  Marc Baker
------------------------
     Marc Baker
     President, CEO, Principal Financial Officer
     and Principal Accounting Officer

September 30, 2003